As filed with the Securities and Exchange Commission on December 3, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CATAPULT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	77-0086010 (I.R.S. Employer Identification Number)
160 South Whisman Road
Mountain View, California 94041
(650) 960-1025
(Address, including zip code and telephone number, of principal executive offices)

1998 STOCK PLAN
(Full title of the plan)

Christopher A. Stephenson
Vice President,
Chief Financial Officer and Secretary
CATAPULT COMMUNICATIONS CORPORATION
160 South Whisman Road
Mountain View, California 94041
(Name and address of agent for service)

(650) 960-1025
(Telephone number, including area code, of agent for service)

Copy to:
Henry P. Massey, Jr., Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered	to be Registered (1)	Price Per Share (2)	Offering Price	Registration Fee
Common Stock, $.001 per share par value: to be issued under the 1998 Stock Plan (1)	1,000,000	$4.99	$4,990,000	$196.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock of Catapult Communications Corporation (the “Registrant”) that become issuable under the 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	The exercise price of $4.99 per share is estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the registrant’s common stock as reported by the NASDAQ Global Select Market on November 25, 2008.

     The contents of the Registrant’s registration statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on March 31, 1999 (File No. 333-75367), registration statement on Form S-8 as filed with the Commission on August 12, 2003 (File No. 333-107863) and registration statement on Form S-8 as filed with the Commission on January 24, 2007 (File No. 333-140189), and any further amendment or report filed thereafter, are incorporated herein by reference. The Registrant notes that its 1989 Stock Option Plan, UK Executive Share Option Scheme and 1998 Employee Stock Purchase Plan have either expired or been terminated and no further shares will be issued under those plans.

CATAPULT COMMUNICATIONS CORPORATION
REGISTRATION STATEMENT ON FORM S-8
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”):
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the Commission on December 3, 2008;
     2. The Registrant’s Current Reports on Form 8-K filed with the Commission on October 24, 2008 and November 6, 2008; and
     3. The description of the Registrant’s Common Stock contained in the registration statement on Form S-1 (Reg. No. 333-56627) declared effective by the Commission on February 11, 1999, and any further amendment or report filed thereafter for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of the securities being registered.

10.1	1998 Stock Plan, as amended February 5, 2008 — incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q dated May 8, 2008.

10.1.1	Form of Stock Option Agreement, 1998 Stock Plan — incorporated by reference to Exhibit 10.15 to Registrant’s Quarterly Report on Form 10-Q dated May 15, 2003.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 3, 2008.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Christopher A. Stephenson
Christopher A. Stephenson, Vice President and Chief
Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Karp and Christopher A. Stephenson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Karp (Richard A. Karp)	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	December 3, 2008
/s/ Christopher A. Stephenson (Christopher A. Stephenson)	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 3, 2008
/s/ R. Stephen Heinrichs (R. Stephen Heinrichs)	Director	December 2, 2008
/s/ John M. Scandalios (John M. Scandalios)	Director	December 2, 2008
/s/ Nancy H. Karp (Nancy H. Karp)	Director	December 2, 2008
/s/ Peter S. Cross (Peter S. Cross)	Director	December 2, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of the securities being registered.

10.1	1998 Stock Plan, as amended February 5, 2008 — incorporated by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q dated May 8, 2008.

10.1.1	Form of Stock Option Agreement, 1998 Stock Plan — incorporated by reference to Exhibit 10.15 to Registrant’s Quarterly Report on Form 10-Q dated May 15, 2003.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).